Exhibit 99.2

 Keefe, Bruyette & Woods 2018 Community Bank Investor Conference July 31 - August 1, 2018

Forward Looking Statement Disclaimer Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the Heritage Commerce Corp’s, the holding company (“HCC”) for Heritage Bank of Commerce, possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. For a discussion of factors which could cause results to differ, please see HCC’s reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and HCC’s press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. HCC undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. 2

Heritage Commerce Corp 14 Branches(1) Strategy Build a significant, well diversified, community business bank in Northern California (primarily the San Francisco Bay Area) •Providing a diversified mix of lending and deposit products oriented to small and medium sized business and professional communities (and the principals thereof) •Delivering products and services through full-service branch offices located in key communities throughout the footprint •Building the franchise through: (1)Half Moon Bay branch is closing on August 10, 2018  Organic growth  New loan team de novo office locations  M&A 3

Heritage Bank of Commerce Profile History: • A community business bank founded in 1994 headquartered in San Jose, California • Heritage Commerce Corp, a California corporation, organized in 1997 Relationship Banking •Offers a full range of banking services to small and medium sized businesses (and their principals), and to professionals using a “Consultative” relationship banking approach Core Clientele • Small to medium sized closely held businesses (and their principals and key employees) •Professionals •High net worth individuals Specialty Expertise • SBA Lending and loan sales •Dental Lending •Corporate Finance/Asset-Based Lending •Factoring •Construction Lending •Cash Management •Non-profit organizations, education, and churches •Homeowner Association Services 4

Current Heritage Commerce Corp Snapshot – 14 Branches(1) Headquartered in San Jose, California At or for the Qua rte r Ende d June 30, 2018  Total Assets  Total Loans  Total Deposits  Total Shareholders' Equity $3.1 $2.0 $2.7 $346.3 billion billion billion million  TE/Tangible Assets 8.25%  TCE/Tangible Assets 8.25%  Total RBC Ratio 13.5%  Loans/Deposits 72.91%  Net Interest Margin(TEY) 4.30%  Quarterly Cash Dividend $0.11 per share (1)Half Moon Bay branch is closing on August 10, 2018 5

Located in the Economically Vibrant San Francisco Bay Area Well-positioned in five affluent counties of the San Francisco Bay Area Projected Projected20185-Yr 5-YrMedianHousehold 2018PopulationHouseholdIncome CountyPopulationGrowthIncomeGrowth Santa Clara1,948,7155.08% $ 114,921 14.00% Alameda 1,672,270 5.50% 91,564 15.18% Contra Costa 1,151,213 5.19% 92,716 11.36% San Francisco 884,948 5.24% 102,300 16.76% San Mateo 773,926 4.50% 112,851 12.89% Marin 262,732 3.12% 111,053 11.50% San Benito 59,793 4.68% 82,022 10.54% California 39,695,753 4.06% 71,061 11.62% National 326,533,070 3.50% 61,045 8.86% Source: SNL as of 6/30/18 6

Market Share

- **Ranks third amongst Independent Community Banks headquartered in the San Francisco Bay Area[1]**
  - Only independent community bank over $1 billion in assets headquartered in Santa Clara County

2017 Rank	Bank	Branch Count	Deposits in Bay Area[1] ($000)
Top Regional Banks:			
1	Fremont Bank	20	3,304,183
2	Mechanics Bank	25	2,797,309
3	**Heritage Bank of Commerce**	**11**	**2,397,394** [2]
4	Bank of Marin	15	1,590,777
5	Sterling Bank and Trust, FSB	20	1,378,082
6	First National Bank of Northern California	13	1,024,363
7	United Business Bank	10	747,423
8	California Bank of Commerce	3	705,870
9	Avidbank	1	624,469
10	Pacific Coast Banker's Bank	5	539,540
Top National Franchises:			
1	Bank of America, NA	198	151,593,304
2	Wells Fargo Bank, NA	231	103,621,465
3	Silicon Valley Bank	4	39,692,328
4	JPMorgan Chase Bank, NA	202	34,130,395
5	Bank of the West	80	26,997,079
6	Citibank, NA	95	26,165,000
Totals for Market:[1]			
		1,336	456,261,147

[1] San Francisco Bay Area refers to Alameda, Contra Costa, Marin, San Francisco, San Mateo, and Santa Clara counties. Source: FDIC, Summary of Deposits as of June 30, 2017.
[2] Includes Hollister Branch which is outside of market, and does not include Tri-Valley and United American aquistions

HERITAGE COMMERCE CORP

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 Experienced Management Team Years at Years of Banking Name Position HTBK Experience Walter T. Kaczmarek President & CEO 13 37 Keith A. Wilton EVP / Chief Operating Officer President of Heritage Bank of Commerce 4 36 Michael E. Benito EVP / Business Banking Division 14 32 Margo G. Butsch EVP / Chief Credit Officer 2 17 Lawrence D. McGovern EVP / Chief Financial Officer 20 35 Teresa L. Powell EVP / Director of HOA & Deposit Services 2 37 Debbie K. Reuter EVP / Chief Risk Officer 24 42 Larry G. St. Regis EVP / Chief Technology Officer 18 18 May K. Y. Wong EVP / Controller 19 33 8

Recent Events: Tri-Valley Bank and United American Bank Mergers Tri-Valley Bank (“Tri-Valley”): •Closed on April 6, 2018 •Full-service California state-chartered commercial bank with branches in San Ramon and Livermore •Closed the San Ramon Branch on July 13, 2018 •Added approximately $117.4 million in loans, at fair value, and $92.7 million in deposits, at fair value, at June 30, 2018 •Systems conversion completed in 2Q18 •Merger related costs in 2Q18 totaled $2.7 million United American Bank (“United American”): •Closed on May 4, 2018 •Full-service commercial bank located in San Mateo County with branches located in San Mateo, Redwood City and Half Moon Bay •Intend to close Half Moon Bay on August 10, 2018 •Added approximately $209.3 million in loans, at fair value, and $273.7 million in deposits, at fair value, at June 30, 2018 •Systems conversion completed in 2Q18 •Merger related costs in 2Q18 totaled $5.5 million 9

Balance Sheet Highlights (in $000’s) • Total loans average annualized growth since 2015 was 22% • Total deposits average annualized growth since 2015 was 21% 10

Current Balance Sheet Highlights (in $000’s) For the Periods Ended: % Change% Change 6/30/18 3/31/18 6/30/17 from 3/31/18 from 6/30/17  Total Assets $ 3,123,207 $ 2,785,548 $2,732,900 12%14%  Total Loans $ 1,956,633 $ 1,591,201 $1,566,324 23%25%  Core Deposits(1) $ 2,585,192 $ 2,335,326 $2,211,404 11%17%  Total Deposits $ 2,683,619 $ 2,422,192 $2,374,731 11%13%  Equity / Total Assets11.09%9.73%9.85%14%13%  TCE / Tangible Assets8.25%8.04%8.11%3%2%  Total RBC Ratio13.5%14.7%14.4%-8%-6% (1) Excludes time deposits $250 and over and all CDARs 11

Strong Deposit Base (in $000’s) Balance% of Total Demand, noninterest-bearing $ 1,002,053 37.4% Demand, interest-bearing 683,805 25.5% Savings and money market 827,304 30.8% Time deposits - under $250 72,030 2.7% Core Deposits 2,585,19296.4% Time deposits - $250 and over 81,379 3.0% CDARS - interest-bearing demand, money market and time deposits 17,048 0.6% Total $ 2,683,619 100.0% 2Q 2018 Cost of Deposits = 0.19% 12

Diversified Loan Portfolio (in $000’s) Balance% of Total Commercial $609,468 31.1% CRE - Owner Occupied 403,386 20.6% CRE - Investor/Other 627,498 32.1% Land & Construction 128,891 6.6% Equity Lines 121,278 6.2% Residential Mortgages 54,367 2.8% Consumer & Other 11,745 0.6% Total$1,956,633100.0% 13

Credit Quality Metrics (in $000’s) Selected Ratios for 2Q18 Balance at 2Q18 (in $000's) (1) Includes a $22.9 million lending relationship that was placed on nonaccrual during the second quarter of 2018. (2) ALLL/Total Loans decreased from 530.67% at March 31, 2018 primarily due to a $22.9 million lending relationship that was placed on nonaccrual during the second quarter of 2018 and the Tri-Valley and United American acquisitions. The loans acquired from Tri-Valley and United American are included in total loans; however, there was minimal allowance for loan losses attributed to these loans14 at June 30, 2018 because upon acquisition they were marked to fair value.

Net Interest Margin Trend (TEY) 5.00% 4.50% 4.00% 3.50% 3.00% 2.50% 2.00% 1.50% 1.00% 0.50% 0.00% .zyr>:> .... R) (\'; •Yield on Interest Earning Assets •Net Interest Margin HERITAGE COMMERCJE CORP

Operating Performance (in $000's)

	For the Periods Ended:							
				% Change	% Change			
	2Q 2018	1Q 2018	2Q 2017	from 1Q 2018	from 2Q 2017	YTD 2018	YTD 2017	% Change
Net Interest Income	$30,164	$26,348	$24,933	14%	21%	$56,512	$48,759	16%
Provision for Loan Losses[1]	7,198	506	(46)	1323%	15748%	7,704	275	2701%
Net Interest Income after Provision for Loan Losses	22,966	25,842	24,979	-11%	-8%	48,808	48,484	1%
Noninterest Income	2,780	2,195	2,293	27%	21%	4,975	4,588	8%
Noninterest Expense[2]	24,862	15,990	15,254	55%	63%	40,852	30,582	34%
Income Before Income Taxes	**884**	**12,047**	**12,018**	**-93%**	**-93%**	**12,931**	**22,490**	**-43%**
Income Tax Expense	(31)	3,238	4,569	-101%	-101%	3,207	8,503	-62%
Net Income (Before dividends on preferred stock)	**$915**	**$8,809**	**$7,449**	**-90%**	**-88%**	**$9,724**	**$13,987**	**-30%**
Diluted EPS	$ 0.02	$ 0.23	$ 0.19	-91%	-89%	$ 0.24	$ 0.36	-33%
ROATA	0.12%	1.31%	1.14%	-91%	-89%	0.69%	1.10%	-37%
ROAE	1.11%	13.22%	11.25%	-92%	-90%	6.52%	10.74%	-39%
ROATE	1.49%	16.30%	14.00%	-91%	-89%	8.43%	13.41%	-37%
Efficiency Ratio	75.47%	56.02%	56.03%	35%	35%	66.44%	57.33%	16%

(1)Includes a $6.1 million increase in the provision for loan losses related to a specific reserve for a $22.9 million lending relationship that was placed on nonaccrual during the second quarter of 2018.

(2)Includes $8.2 million, $615,000, and $8.8 million pre-tax acquisition costs in 2Q 2018, 1Q 2018, and YTD 2018, respectfully, related to the Tri-Valley Bank and United American Bank mergers

HERITAGE COMMERCE CORP

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Return on Average Tangible EquityReturn on Average Tangible Assets (2) (1) (3) (1) (1)Includes pre-tax acquisition costs of $6.4 million in 2015 (2)Includes a gain on proceeds from company-owned life insurance of $1.0 million in 2016 (3)Includes $7.1 million of tax expense associated with remeasurement of net deferred tax assets and pre-tax acquisition costs of $671,000 in 2017 (4)Includes pre-tax acquisition costs of $615,000 in the first quarter of 2018 (5)Includes pre-tax acquisition costs of $8.2 million and a $6.1 million increase in the provision for loan losses related to a specific reserve for a $22.9 million lending relationship that was placed on nonaccrual during the second quarter of 2018. 17

Diluted EPS $0.36 2013 2014 2015 2016 2017 2018 4Q$ 3Q$ 2Q$ 1Q$ 0.10 0.10 0.09 0.07 $ 0.11 $ 0.11 $ 0.10 $ 0.10 $ 0.12 $ 0.10 $ 0.14 $ 0.13 $ 0.19 $ 0.18 $ 0.19 $ 0.16 $ 0.03 $ 0.22 $ 0.19 $ 0.17 $ 0.02 $ 0.23 (1)Includes $7.1 million of tax expense associated with remeasurement of net deferred tax assets in the fourth quarter of 2017 (2) Includes pre-tax acquisition costs of $8.2 million and a $6.1 million increase in the provision for loan losses related to a specific reserve for a $22.9 million lending relationship that was placed on nonaccrual during the second quarter of 2018. 18

Common Dividends Declared Per Share $0.12 -r------------------ ------ ----------- ----$0.11 $0.11 $0.10 $0.10 $0.10 $0.10 $0.08 -+------ ------$0.06 -+------ ------$0.05 $0.05 $0.03 $0.03 $0.02 $0.00 HERITAGE COMM ERCE C OR P 19

Positioned for Continued Growth in the San Francisco Bay Area Small to medium size business customer relationship focus in vibrant economic geography Competitive loan and deposit/cash management products catering to businesses Diversified specialty business units Highly experienced management team throughout the company Solid capital and liquidity management • 13.5% total risk-based capital ratio under the Basel III regulatory requirements at 6/30/18 • 72.91% loan to deposit ratio at 6/30/18 • Quarterly common dividend at $0.11 per share in the second quarter of 2018 Good locations and markets with solid market share among community banks • 14 branch locations (after closing Half Moon Bay Branch) • Ranks third in deposit market share amongst independent community banks(1) • San Francisco and San Jose combined MSA’s are second in the state of California in households with income greater than $200,000 (1) Market refers to Alameda, Contra Costa, Marin, San Francisco, San Mateo, and Santa Clara counties. Source: FDIC, Summary of Deposits as of June 30, 2017. 20

Contact Information Walter T. Kaczmarek President and Chief Executive Officer 408.494.4500 Keith A. Wilton Lawrence D. McGovern Executive Vice President and Chief Operating Officer Executive Vice President President of Heritage Bank of Commerce Chief Financial Officer 408.494.4534 408.494.4562 Michael E. Benito Executive Vice President Business Banking Division 408.792.4085 Margo G. Butsch Executive Vice President Chief Credit Officer 408.200.8738 Teresa L. Powell Executive Vice President Director of HOA & Deposit Services 408.200.8712 Debbie K. Reuter Executive Vice President Chief Risk Officer & Corporate Secretary 408.494.4542 Larry G. St. Regis Executive Vice President Chief Technology Officer 408.792.4049 May K.Y. Wong Executive Vice President Controller 408.494.4596 Corporate Headquarters 150 Almaden Boulevard San Jose, CA 95113 NASDAQ: HTBK 21